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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To AmeriGas Partners, L.P. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 16, 2001, included or incorporated by reference in the Annual Report of AmeriGas Partners, L.P. and Subsidiaries on Form 10-K for the fiscal year ended September 30, 2001, and to all references to our Firm included in or made part of this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
     March 6, 2002